First Amendment to Share Purchase Agreement and
                 First Amendment to Acquisition Agreement


     This First Amendment to Share Purchase Agreement and First
Amendment to Acquisition Agreement ("First Amendment") is entered into to be effective as of the Closing Date (as defined in the Acquisition Agreement) among the parties signatory hereto.

     WHEREAS, the parties hereto have entered into a Share
Purchase Agreement and an Acquisition Agreement dated May 13,
1997 (the Share Purchase Agreement and Acquisition Agreement with all of their schedules, exhibits and lists are herein collectively referred to as the "Agreements"); and

     WHEREAS, the parties hereto have agreed to amend the Agreements as set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the consideration recited in the Agreements, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties are to amend the Agreements as follows:

    1. Notwithstanding anything in the Agreements to the contrary, and, without limiting the foregoing, specifically in substitution and replacement of subparagraph (d) of Paragraph 6.4 of the Acquisition Agreement, Woodson agrees that he shall not, without the prior written consent of Parent, for his own account or jointly or in combination with another, directly or indirectly, for or on behalf of any Person, as principal, agent or otherwise:

     (i) for the period beginning May 13 1997 and ending at 5:00 p.m. EDT on May 13, 1999, solicit or attempt to solicit any Person identified on Annex 1 attached hereto and incorporated herein by reference, for the purpose of obtaining the patronage of any such Person for the purchase of any products or services included in the Restricted Business.

     (ii) for the period beginning May 13, 1997 and ending at 5:00 p.m. EDT on May 13, 2001, solicit or attempt to solicit any Person identified on Annex 1 attached hereto and incorporated herein by reference, for the purpose of obtaining the patronage of any such Person for the purchase of any products or services included in the Restricted Business so long as there exists a contractual relationship between a Member of the Group and such Person which is like or comparable to the contractual relationship existing as of May 13, 1997.

     (iii) for the period beginning May 13, 1997 and ending at 5:00 p.m. EDT on May 13, 1998, solicit or attempt to solicit Hospice Preferred Choice, Columbia/HCA Healthcare Corporation or Option Care, Inc. (or any franchisee of Option Care, Inc.), or any of their respective Affiliates for the purpose of obtaining the patronage of any such Person for the purchase of any products or services included in the Restricted Business;

     (iv) for the period beginning May 13, 1997 and ending at 5:00 p.m. EDT on November 13, 1997, solicit or attempt to solicit Health Management Associates, Deaconess Hospital, Community Health Systems, Paracelsus Healthcare Corporation, or any of their respective Affiliates for the purpose of obtaining the patronage of any such Person for the purchase of any products or services included in the Restricted Business.

     (v) for the period beginning May 13, 1997 and ending at 5:00 p.m. EDT on November 13, 2001, solicit or induce, any individual who is employed by any Member of the Group to leave such employment, whether or not such employment is pursuant to a written contract with any Member of the Group.

    2. Notwithstanding anything in the Share Purchase Agreement and/or the Acquisition Agreement to the contrary, and without limiting the foregoing specifically in reference to subparagraph (e) of Paragraph 6.4 of the Acquisition Agreement, the parties agree that subparagraph (e) of Paragraph 6.4 shall not apply to Woodson.

         3. (a) Acknowledgments. Woodson hereby covenants, agrees and acknowledges as follows:

          (i) Company and its Affiliates are engaged in the business of providing home health care management, billing and data processing, information systems, and consulting services relating to the foregoing (collectively, the "Business"). For purposes hereof, "home health care" means home nursing and related services, hospice services, infusion therapy services, respiratory therapy services, and home medical equipment.

          (ii) The Business of Company and its Affiliates involves the development and use of confidential and proprietary information that is not generally known and that belongs to Company or its Affiliates or both, including, without limitation, information pertaining to sales, purchases, business plans, actual and prospective customers, Woodson compensation programs, incentive plans, computer programs, system documentation and related software development, manuals, forms, formulas, processes, methods and ideas, and all other confidential or proprietary information which belongs to Company or its Affiliates or both, or which relates to the affairs of Company or its Affiliates or both (collectively hereinafter referred to as "Proprietary Information"). The following information of Company and its Affiliates shall not be considered Proprietary Information for purposes of this Agreement: (A) information which was generally known to and available for use within the trade or by the public at the time of

     disclosure to Woodson; (B) information which becomes generally known to and available for use within the trade or by the public other than as a result of a breach of Woodson's duty of confidentiality hereunder; and (C) information which was in the possession or knowledge of Woodson (other than by virtue of his employment or ownership relationship with a predecessor of Company) free of confidentiality restrictions prior to the time of disclosure of such information to Woodson by Company and its Affiliates, or becomes available to Woodson from a third party who or which is not bound by confidentiality restrictions.

          (iii) During his employment with Company, he has had access to and has acquired the Proprietary Information of Company and its Affiliates.

          (iv) It is essential to the protection of the goodwill of Company and its Affiliates and to the maintenance of the competitive position of Company and its Affiliates that the Proprietary Information be kept secret and Woodson not disclose the Proprietary Information to others or use it for Woodson's own advantage or the advantage of others.

          (b)  Non-Disclosure of Proprietary Information.
Woodson agrees to hold and safeguard the Proprietary Information in trust for Company and shall not at any time hereafter disclose or make available to anyone for use outside of the organization of Company and its Affiliates, or use for his own benefit or for the benefit of anyone other than Company, any of the Proprietary Information, except as required by law or court order, subject to the Company's right to prevent or limit such disclosure within the bounds of the law or court order. For Proprietary Information that does not rise to the level of a trade secret, these limitations will expire one year from the date of the end of Woodson's employment with Company for any reason.

          (c) Return of Materials. Woodson acknowledges that he has delivered to Company all originals and copies of documents or other information relating or pertaining to the Business, including all correspondence, drawings, blueprints, manuals, forms, letters, notes, notebooks, reports, flowcharts, programs, proposals and any documents pertaining to the actual or prospective customers of the Company or its Affiliates, or methods of conducting the Business and, without limiting the foregoing, Woodson has delivered to Company any and all originals and copies of all other documents or materials which contain or constitute Proprietary Information.


4. Except as otherwise provided for in this paragraph, each of the parties signatory to this First Amendment other than for Woodson, on behalf of itself and its subsidiaries and affiliates, and their respective shareholders, participants, officers, directors, agents, employees and persons who directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with any corporate or entity member thereof (collectively, the "Non-Woodson Parties") hereby fully release, remise, acquit and forever discharge Woodson, his successors, legal representatives, heirs, legatees and personal representatives, on behalf of itself and its subsidiaries and affiliates, and their respective officers,

directors, agents from any and all: claims, demands, actions, causes of action, damages, obligations, losses and expenses of any kind or nature arising out of any acts, omissions, transactions, transfers, happenings, violations, promises, contracts, guaranties, agreements, facts or situations of any kind or nature which occurred or existed at any time immediately prior to consummation of the execution and delivery of the Share Purchase Agreement, the Acquisition Agreement, and this Amendment, whether or not now known or suspected or claimed, whether the law, admiralty, arbitration, administrative, equity or otherwise, and whether accrued or hereafter maturing (collectively, the "Prior Events"). Woodson, on his own behalf and on behalf of his successors, legal representatives, heirs, legatees and personal representatives, does hereby fully release, remise, acquit and forever discharge the Non-Woodson Parties from any and all Prior Events. Notwithstanding anything in this Amendment to the contrary, no party shall be released from any liability that he or it may have resulting from or arising out of the Share Purchase Agreement, the Acquisition Agreement, and the Guaranty, of even date herewith, and this Amendment, executed and delivered by Woodson and the other signatories thereto in favor of Housecall Medical Resources, Inc. and HFI Acquisition Corp., or any liability he or it may have resulting from or arising out of any other agreements executed by Woodson and any or all of the Non-Woodson Parties in connection therewith.

     5. Contemporaneously with the execution and delivery of this Amendment, the Non-Woodson Parties have paid, and Woodson acknowledges receipt of, severance pay equal to 90 days salary
(being $33,063).

     6.    Effective immediately, Woodson's employment with HFI
Management, Inc. and its affiliates is terminated.

     7.    [INTENTIONALLY OMITTED]

     8. Except as may be expressly provided for herein to the contrary, the terms, conditions, covenants, agreements and indemnities of the parties contained in the Share Purchase Agreement, the Acquisition Agreement, the Guaranty, and all of the other documents, agreements, and instruments executed and delivered in connection therewith shall continue in full force and effect in accordance with their terms.

     9. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which together shall be considered one and the same. This
Amendment shall be governed by the internal laws of the State of Georgia.

     10. Copies of all notices required under the Agreements will be mailed to Woodson at P.O. Box 1838, LaFollette, TN
37766.


     IN WITNESS WHEREOF, the parties have executed this First
Amendment to Share Purchase Agreement and First Amendment to
Acquisition Agreement simultaneous with the execution and delivery of the Amendments.

                              HFI ACQUISITION CORP.

                              By: /s/ Daniel J. Kohl
                                 Name: Daniel J. Kohl
                                 Title: Vice President


                              HOUSECALL MEDICAL RESOURCES, INC.

                              By: /s/ Daniel J. Kohl
                                 Name: Daniel J. Kohl
                                 Title: Vice President



                              HF HOLDINGS, INC.


                              By:/s/ Robert S. Williams
                                 Name: Robert S. Williams
                                 Title: President



                              HTHF, INC.


                              By:/s/ Robert S. Williams
                                 Name: Robert S. Williams
                                 Title: President


                              HOME TECHNOLOGY HEALTHCARE, INC.


                              By: /s/ [unreadable]
                                  Name:________________________
                                  Title:_______________________





                                                   CONTINENTAL ILLINOIS VENTURE
                                                   CORPORATION


                                                   By: /s/ Christopher J. Perry
                                                       Print Name: Christopher
                                                                     J. Perry
                                                       Title: President

                                                            (CORPORATE SEAL)


                                                   /s/ Avy H. Stein
                                                   AVY H. STEIN



                                                  /s/ John R. Willis
                                                  JOHN R. WILLIS




                                                  /s/ Marcus D. Wedner
                                                  MARCUS D. WEDNER



                                                  /s/ Daniel G. Helle
                                                  DANIEL G. HELLE



                                                  /s/ Robert C. Hilton
                                                  ROBERT C. HILTON



                                                  /s/ Michael Carver
                                                  MICHAEL CARVER




                                                  /s/ Derrick Nance
                                                  DERICK NANCE




                                                  /s/ R. Steven William
                                                  R. STEVEN WILLIAMS



                                                  /s/ Robert L. Woodson III
                                                  ROBERT L. WOODSON III

                                     ANNEX 1


1.   Client:        Statesboro HMA d/b/a Bulloch Memorial Hospital
     Location:      Abbeville, South Carolina
     Date:          10/01/95

2.   Client:        Galen-Med, Inc. d/b/a Clinch Valley Medical Center
     Location:      Richlands, Virginia
     Date:          7/18/94, amended 6/1/95

3.   Client:        Paracelsus Macon County Medical Center d/b/a Flint River
                      Community Hospital
     Location:      Montezuma, Georgia
     Date:          8/1/96

4.   Client:        Greenview Hospital, Inc.
     Location:      Bowling Green, Kentucky
     Date:          3/1/95, amended 3/2/95, 5/15/95

5.   Client:        Galen-Med, Inc. d/b/a Lakeland Medical Center
     Location:      New Orleans, Louisiana
     Date:          12/8/94

6.   Client:        Morristown-Hamblen Hospital Association, Inc. d/b/a
                      Morristown-Hamblen Hospital
     Location:      Morristown, Tennessee
     Date:          12/28/94

7.   Client:        HCA-Raleigh Community Hospital
     Location:      Raleigh, North Carolina
     Date:          8/14/95

8.   Client:        Riverview Regional Medical Center
     Location:      Gadsen, Alabama
     Date:          6/1/95

9.   Client:        Hospital Corporation of Tennessee d/b/a Volunteer General
                      Hospital
     Location:      Martin, Tennessee
     Date:          4/1/95, amended 2/10/97

10.  Client:        Abbeville County Memorial Hospital
     Location:      Abbeville, South Carolina
     Date:          10/1/95


11.  Client:        National Healthcare of Cleveland d/b/a Cleveland Community
                      Hospital
     Location:      Cleveland, Tennessee
     Date:          6/21/96

12.  Client:        Davis Community Hospital
     Location:      Statesville, North Carolina
     Date:          11/1/95

13.  Client:        Presbyterian Orthopedic Hospital
     Location:      Charlotte, North Carolina
     Date:          11/1/96

14.  Client:        Springhill Medical Center
     Location:      Springhill, Louisiana
     Date:          8/15/95

15.  Client:        Highsmith-Rainey Memorial Hospital
     Location:      Fayetteville, North Carolina
     Date:          11/1/96
     Note::         Inactive.  Hospital did not establish HHA.

16.  Client:        Home Care of Columbia, Inc. (Consulting and Computer
                      Services Agreement)
     Date:          1/1/97
     Services:      Consulting and computer services.

17.  Client:        Columbia/HCA Healthcare Corporation, Kentucky Division
(Consulting Services
                       Agreement)
     Date:          12/1/95
     Services:      CON consulting for Kentucky hospitals.
     Note:          Completed assigned duties.  Inactive.

18.  Client:        Marathon HMA, Inc. d/b/a Fishermen's Hospital (Consulting
                      Services Agreement)
     Date:          5/13/96
     Services:      Operational HHA consulting.
     Note:          Inactive.  Completed assigned duties.

19.  Client:        Georgia Baptist Health Care System (Consulting Services
                      Agreement)
     Date:          7/27/95
     Services:      Reimbursement Consulting.
     Note:          Inactive.  Completed services.

20.  Client:        Hugh Chatham Memorial Hospital (Transitional Consulting
                      Services Agreement)
     Date:          2/26/96
     Services:      Transitional consulting.
     Note:          Inactive.  Completed assigned duties.

21.  Client:        Keystone Home Health Management, Inc. (Consulting Services
                      Agreement)
     Date:          8/11/95
     Services:      Provide positioning services in North Texas market.

22.  Client:        Princeton Community Hospital (Consulting Services Agreement)
     Date:          5/23/96
     Services       Operational and development consulting.

23.  Client:        Baptist Memorial Health Care System (Consulting Services
                       Agreement)
     Date:          12/13/96
     Services       Start-up consulting.

24.  Client:        Youngs Medical Equipment, Inc.
     Date:          3/14/97
     Services       Agency assessment.

25.  Client:        Rockwall Drug, Inc.
     Date:          4/7/97
     Services       Agency assessment.

26.  Client:        Keystone Home Health Management, Inc.
     Date:          10/25/95
     Services       Consult and prepare strategic business plan New Orleans
                      market.

27.   Client:        Option Care Cincinnati
      Date:
      Services

28.   Client:        Option Care Miami
      Date:
      Services:

29.   Client:        Option Care Billingham
      Date:
      Services

30.   Client:        Hospice Preferred Choice San Jose
      Date:
      Services

31.   Client:        Hospice Preferred Choice Santa Cruz
      Date:
      Services

32.   Client:        Hospice Preferred Choice Merced
      Date:
      Services

33.   Client:        Hospice Preferred Choice Atlanta
      Date:
      Services

32.   Client:        Concerned Care, Inc. d/b/a Concerned Care Home Health
      Location:
      Date:          10/4/96

33.   Client:        Preferred Home Health Services, Inc.
      Location:
      Date:          2/6/97

34.   Client:        Sterling Home Health Care, Inc.
      Location:
      Date:          2/26/97

35.   Client:        Quality of Life Services, Inc.
      Location:
      Date:


36.   Client:        Staff Builders
      Location:      Gretna, Louisiana
      Date:

37.   Client:        Central Florida Home Health Agency, Inc.
      Location:
      Date:          3/17/97

38.   Client:        Home Care Options Inc. (Owners executed Guaranty Agreement)
      Location:
      Date:          2/11/97, amended 2/27/97.  Assigned to Option Care, Inc.
                       4/29/97

39.   Client:        Moberly Regional Medical Center
      Service:       HFI retained to locate potential HHA acquisition targets.
      Date:          1/27/97

40.   Client:        Galen of Kentucky, Inc. d/b/a Lake Cumberland Regional
                       Hospital
      Location:      Somerset, Kentucky
      Date:          2/9/94, amended 1/1/95

41.   Client:        Galen of Kentucky, Inc. d/b/a Lake Cumberland Regional
                       Hospital
      Location:      Somerset, Kentucky
      Date:          2/9/94

42.   Client:        Clinch Valley Medical Center
      Location:      Richlands, Virginia
      Date:          7/16/94 (Amended 1/1/95)

43.   Client:        Galen Hospital Illinois d/b/a Michael Reese Hospital and
                       Medical Center
      Location:      Chicago, Illinois
      Date:          11/13/95, amended 7/31/96

44.   Client:        Chicago Grant Hospital, Inc. d/b/a Grant Hospital
      Location:      Chicago, Illinois
      Date:          11/13/95, amended 7/31/96

45.   Client:        Columbia/HCA Development, Inc. d/b/a Columbia Chicago
                       Osteopathic Hospital and Medical Center
      Location:      Chicago, Illinois
      Date:          11/13/95, amended 7/31/96

46.   Client:        Suburban Medical Center at Hoffman Estates, Inc. d/b/a
                       Hoffman Estates Medical Center
      Location:      Hoffman Estates, Illinois
      Date:          10/1/94, amended 7/31/96

47.   Client:        Columbia LaGrange Hospital, Inc. d/b/a LaGrange Memorial
                        Hospital
      Location:      LaGrange, Illinois
      Date:          10/1/95, amended 7/31/96

48.   Client:        Greenview Hospital
      Location:      Bowling Green, Kentucky
      Date:          3/1/95, assigned and amended 3/2/95, 5/15/95

49.   Client:        Lakeland Medical Center
      Location:      New Orleans, Louisiana
      Date:          12/8/94

50.   Client:        Morristown-Hamblen Hospital Association d/b/a Morristown
                        Hamblen Hospital
      Location:      Morristown, Tennessee
      Date:          12/28/94

51.   Client:        Caring Health Professionals, Inc. d/b/a Rural Health Care
                        Services (Meadowview)
      Location:      Maysville, Kentucky
      Date:          1/8/96

52.   Client:        Volunteer General Hospital
      Location:      Martin, Tennessee
      Date:          4/1/95

53.   Client:        HCA Raleigh Community Hospital
      Location:      Raleigh, North Carolina
      Date:          8/14/95

54.   Client:        Dodge City Healthcare Group, L.P. (Consulting Services
                         Agreement)
      Location:      Dodge City, Kansas
      Date:          12/7/96

55.   Client:        Caring Health Professionals, Inc. d/b/a Rural Health Care
                        Services (Meadowview)
      Location:      Maysville, Kentucky
      Date:          4/14/93

56.   Client:        Homecare of East Tennessee
      Location:      Knoxville, Tennessee
      Date:          6/25/92, amended 11/17/93, 3/10/94, 3/6/95

57.   Client:        Russell Hospital
                     Russell Hospital Home Health
      Location:      Alexander City, Alabama

58.   Client:        Atmore Community Hospital
                     Atmore Community Hospital Home Health
      Location:      Atmore, Alabama

59.   Client:        DW McMillan Memorial Hospital
                     DW McMillan Home Health
      Location:      Brewton, Alabama

60.   Client:        J. Paul Jones Hospital
                     J. Paul Jones Home Health
      Location:      Camden, Alabama

61.   Client:        Washington County Infirmary
                     Infirmary Home Health of Washington County
      Location:      Chatom, Alabama

62.   Client:        Bryan W. Whitfield Memorial Hospital
                     Bryan W. Whitfield Memorial Hospital Home Health
      Location:      Demopolis, Alabama

63.   Client:        Greene County Hospital
                     Greene County Hospital Home Health
      Location:      Eutaw, Alabama

64.   Client:        South Baldwin Hospital
                     South Baldwin Hospital Home Health
      Location:      Foley, Alabama

65.   Client:        Georgiana Doctors Hospital
                     Reliable Home Health Services, Inc.
                     Location:      Georgiana, Alabama

66.   Client:        Grove Hill Hospital
                     Infirmary Home Health of Clarke County
      Location:      Grove Hill, Alabama

67.   Client:        Guntersville-Arab Medical Center
                      Medical Center Home Health
      Location:      Albertville, Alabama

68.   Client:        Carraway Burdick West Memorial Hospital
                     Carraway Burdick West Home Health
      Location:      Haleyville, Alabama


69.   Client:        Monroe County Hospital
                     Monroe County Hospital Progressive Home Care
      Location:      Monroeville, Alabama

70.   Client:        Lawrence County Hospital
                     Lawrence Baptist Medical Center Home Health
      Location:      Moulton, Alabama

71.   Client:        Mizell Memorial Hospital
                     Mizell Memorial Home Health Care
      Location:      Opp, Alabama

72.   Client:        Community Hospital
                     Community Home Care
      Location:      Tallassee, Alabama

73.   Client:        Bullock County Hospital
                     Associates Home Health Services
      Location:      Union Springs, Alabama

74.   Client:        Wedowee Hospital
                     Wedowee Hospital Home Health
      Location:      Wedowee, Alabama

75.   Client:        Elmore Community Hospital
                     Elmore Community Hospital Home Health
      Location:      Wecumpka, Alabama


80.   Client:        Carraway Northwest Medical Center
                     Carraway Northwest Medical Center Home Health
      Location:      Winfield, Alabama

81.   Client:        Jay Hospital
                     Community Home Health Care
                     Location:      Jay, Florida

82.   Client:        Madison County Memorial Hospital
                     Madison County Memorial Hospital Home Health
      Location:      Madison, Florida

83.   Client:        Union Hospital
                     TIP Home Health
      Location:      West Frankfort, Illinois

84.   Client:        Waterville Osteopathic Hospital
                     Inland Homecare
      Location:      Waterville, Maine

85.   Client:        Midlands Community Hospital
                     Midlands Home Health
      Location:      Papillion, Nebraska

86.   Client:        Boulder City Hospital
                     Boulder City Hospital Home Health Agency
      Location:      Boulder City, Nevada

87.   Client:        Barberton Citizens Hospital
                     Home Health Agency has not been named
      Location:      Barberton, Ohio

88.   Client:        Youngstown Osteopathic Hospital
                     RiverLake Home Health
      Location:      Youngstown, Ohio

89.   Client:        Metro Health Center
                     Home Health Agency has not been named
      Location:      Erie, Pennsylvania

90.   Client:        Memorial Hospital of Chattanooga
                     Memorial Hospital Home Health
      Location:      Chattanooga, Tennessee

91.   Client:        Tomball Regional Hospital
                     TRH Home Health
                     Location:      Tomball, Texas

92.   Client:        Webster County Memorial Hospital
                     Webster County Memorial Hospital Home Health Agency
      Location:      Webster Springs, West Virginia

                               8